Exhibit 4.3

EXECUTION VERSION

SCF RC FUNDING I LLC,

as an Issuer,

SCF RC FUNDING II LLC,

as an Issuer,

and

CITIBANK, N.A.,

as Indenture Trustee

AMENDED AND RESTATED SERIES 2016-1 SUPPLEMENT

Dated as of July 11, 2017

to

MASTER INDENTURE

Dated as of December 7, 2016

NET-LEASE MORTGAGE NOTES, SERIES 2016-1, CLASS A AND CLASS B

Exhibits
EXHIBIT A	Additional Representations and Warranties

Schedules
SCHEDULE I-A	Properties / Locations
SCHEDULE I-B	Mortgage Loans
SCHEDULE I-C	Representations and Warranties Exception Schedule
SCHEDULE II-A	Amortization Schedule (Series 2016-1 Class A Notes)
SCHEDULE II-B	Amortization Schedule (Series 2016-1 Class B Notes)

i

AMENDED AND RESTATED SERIES 2016-1 SUPPLEMENT, dated as of July 11, 2017 (the “Series 2016-1 Supplement”), among SCF RC FUNDING I LLC, SCF RC FUNDING II LLC (each an “Issuer” and together, the “Issuers”) and the Indenture Trustee.

WHEREAS, Pursuant to the original series 2016-1 supplement, dated as of December 7, 2016 (the “Original Series 2016-1 Supplement”), to the original master indenture, dated as of December 7, 2016 (the “Original Master Indenture”), between the Issuers and the Indenture Trustee, the Issuers and the Indenture Trustee created a new Series of Notes (the “Series 2016-1 Notes”), which consisted of the Series 2016-1 Class A Notes (as defined below) and the Series 2016-1 Class B Notes (as defined below), and specified the Principal Terms thereof;

WHEREAS, pursuant to Section 4.07 of the Original Series 2016-1 Supplement and Section 8.02 of the Original Master Indenture, with the consent of the Controlling Party of each Series and ten (10) days’ prior written notice to the Rating Agencies, the parties to the Original Master Indenture, the Notes, the Property Management Agreement, any Mortgage, the Performance Support Agreement or any other Transaction Document, as applicable, may enter into one or more amendments thereto for the purpose of adding any provisions thereto, changing in any manner or eliminating any of the provisions thereof or modifying in any manner the rights of the Noteholders thereunder; provided, that no such supplemental indenture or amendment shall be effective unless the Indenture Trustee shall have first received a Tax Opinion to the effect that such amendment will not (x) adversely affect the tax characterization of any Note that was characterized as debt at the time of its issuance, (y) cause any Issuers to be treated as an association that is taxable as a corporation, a publicly traded partnership that is taxable as a corporation or a taxable mortgage pool that is taxable as a corporation, and (z) cause or constitute an event in which any tax gain or loss would be recognized by any Noteholder or any Issuers for federal income tax purposes;

WHEREAS, the requirements for consent, notice and opinions listed in the preceding paragraph have been complied with and obtained as applicable;

WHEREAS, in connection with the execution of the Amended and Restated Master Indenture, dated as of July 11, 2017 (as amended and restated, the “Master Indenture”), among the Issuers, SCF RC Funding III LLC, as an Issuer, and the Indenture Trustee, amending and restating the terms of the Original Master Indenture, the parties hereto desire to amend and restate certain of the terms of the Original Series 2016-1 Supplement;

WHEREAS, pursuant to the Indenture, the Issuers, together with any applicable co-issuers, may from time to time direct the Indenture Trustee to authenticate one or more new Series of Notes. The Principal Terms of any new Series are to be set forth in a related Series Supplement to the Indenture;

NOW THEREFORE, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01    Definitions.

Capitalized terms used herein and not otherwise defined shall have the meaning set forth in the Indenture or in the Property Management Agreement, as applicable.

“Accrual Period”: With respect to the Series 2016-1 Notes and any Payment Date, the period from and including the 25th day of the preceding month (or, with respect to the initial Accrual Period, from and including the Series Closing Date) to, but excluding, the 25th day of the month of payment. For the avoidance of doubt, the Accrual Period will always be computed on the basis of a 360-day year consisting of twelve 30-day months.

“Affiliate Party”: Means (i) SCF Realty Capital, (ii) any of its affiliates or subsidiaries, or (iii) any party controlling or under common control with any entity specified in clauses (i) and (ii).

“Allocated Loan Amount”: As defined in the Property Management Agreement.

“Anticipated Repayment Date”: With respect to the Series 2016-1 Notes, the Payment Date occurring in November 2021.

“Collateral Defect”: As defined in the Property Management Agreement.

“Controlling Party”: With respect to the Series 2016-1 Notes, the Noteholders representing in the aggregate more than 50% of the Outstanding Principal Balance of the Series 2016-1 Class A Notes, or, if such Series 2016-1 Class A Notes have been paid in full, Noteholders representing in the aggregate more than 50% of the Outstanding Principal Balance of the Series 2016-1 Class B Notes; provided, however, if on any date of determination one or more Affiliate Parties are Noteholders representing in the aggregate 50% or less of (i) the Outstanding Principal Balance of the Series 2016-1 Class A Notes as of such date or (ii) if the Series 2016-1 Class A Notes have been paid in full, the Outstanding Principal Balance of the Series 2016-1 Class B Notes as of such date, the Notes held by such Affiliate Party or Parties will not be included in the calculation of “Controlling Party” and such Affiliate Parties will have no voting rights in connection therewith on such date.

“Early Refinancing Prepayment”: As defined in Section 2.04.

“Early Refinancing Notice Date”: As defined in Section 2.04.

“FCCR”: As defined in the Property Management Agreement.

“Full Redemption Amount”: The amount specified in Section 2.03(b).

“Hedge Agreement”: Not applicable to the Series 2016-1 Notes.

“Hedge Counterparty”: Not applicable to the Series 2016-1 Notes.

“Hedge Counterparty Account”: Not applicable to the Series 2016-1 Notes.

“Indenture”: The Master Indenture, as supplemented by this Series 2016-1 Supplement and any other Series Supplement, as applicable.

“Indenture Trustee Fee Rate”: With respect to the Series 2016-1 Notes, 0.0085%.

“Initial Purchaser”: Each of Credit Suisse Securities (USA) LLC and Guggenheim Securities, LLC.

“Issuer LLC Agreement”: As the context requires, (i) the second amended and restated limited liability company agreement of SCF RC Funding I LLC, dated as of July 11, 2017 or (ii) the second amended and restated limited liability company agreement of SCF RC Funding II LLC, dated as of July 11, 2017, in each case as may be amended or restated from time to time.

“Issuer Manager”: SCF Realty Capital in its capacity as manager of each Issuer, and its permitted successors and assigns.

“Make Whole Amount”: With respect to the Series 2016-1 Notes and any Voluntary Prepayment or Unscheduled Principal Payment is equal to an amount not less than zero (as calculated two (2) Business Days prior to such Payment Date) equal to: (A) using the Reinvestment Yield, the sum of the discounted present values of the scheduled payments of principal and interest remaining for such Class of Notes until twenty-four (24) months prior to the applicable Anticipated Repayment Date for the portion of the Class of Notes being prepaid (calculated prior to the application of the Voluntary Prepayment or Unscheduled Principal Payment), minus (B) the amount of principal repaid by the Voluntary Prepayment or Unscheduled Principal Payment made with respect to such Class of Notes, as applicable.

“Make Whole Date”: The Payment Date occurring in November 2019.

“Maximum Property Concentration”: Means, with respect to any Determination Date, after giving effect to any Qualified Substitute Property, Qualified Substitute Loan, Qualified Mortgaged Property, Post-Closing Property, Replacement Property and, in each case, the Leases thereunder, the following percentages equal to the aggregate Allocated Loan Amounts of the Properties in such concentration over the aggregate Allocated Loan Amounts of the Collateral Pool: (i) (a) with respect to the Restaurants – Casual Dining, Restaurants – Family Dining, and Restaurants – Quick Service Business Sectors as of any Determination Date, no limit, so long as no related Restaurant Concept exceeds 25.0% as of such Determination Date and (b) with respect to each other Business Sector as of any Determination Date, a percentage equal to 20.0%; (ii) with respect to any Tenant (including affiliates thereof), (a) in the case of the largest Tenant (including affiliates thereof) as of such Determination Date, a percentage equal to 25.0% and (b) in the case of the five (5) largest Tenants (including affiliates thereof) as of such Determination Date, an aggregate percentage equal to 60.0% as of such Determination Date; (iii) (a) with respect to Properties located in any state (other than Texas, Florida or Georgia) as of such Determination Date, a percentage equal to 17.5% and (b) with respect to Properties located in Texas, Florida or Georgia as of such Determination Date, a percentage equal to 25.0% as of such Determination Date; (iv) with respect to Properties with a FCCR less than 1.25 as of such Determination Date, a percentage equal to 10.0% as of such Determination Date; (v) with respect to Tenant Ground Leases as of such Determination Date, a percentage equal to 3.0% as of such Determination Date; (vi) with respect to Leasehold Properties as of such Determination Date, a percentage equal to 5.0% as of such Determination Date; (vii) with respect to Percentage Rent as a percentage of total rent as of such Determination Date, a percent equal to 5.0% as of such Determination Date; (viii) with respect to Properties with less than twelve (12) months of operating history at such location as of such Determination Date, a percentage equal to 10.0% as of such Determination Date and (ix) (a) with respect to Loans, as of such Determination Date prior to the first Related Series Closing Date occurring after the Series Closing Date, a percentage no greater than 0.0% as of such Determination Date and (b) with respect to Loans, as of such Determination Date on or after the first Related Series Closing Date occurring after the Series Closing Date, a percentage no greater than 20.0% as of such Determination Date.

“Note Rate”: The Note Rate set forth in Section 2.01(a) hereof that corresponds to each Class of Notes, as applicable.

“Post-ARD Additional Interest Rate”: With respect to the Series 2016-1 Notes, a rate determined by the Property Manager to be the greater of (i) 5.00% and (ii) the amount, if any, by which the sum of the following exceeds the Note Rate for such Class of Notes: (A) the yield to maturity (adjusted to a “mortgage equivalent basis” pursuant to the standards and practices of the Securities Industry and Financial Markets Association) on such Anticipated Repayment Date of the United States Treasury Security having a term closest to ten (10) years, plus (B) 5.00%, plus (C) the applicable Post-ARD Spread.

“Post-ARD Spread”: With respect to (i) the Series 2016-1 Class A Notes, a percentage equal to 2.73%, and (ii) the Series 2016-1 Class B Notes, a percentage equal to 3.70%.

“Private Placement Memorandum”: With respect to the Series 2016-1 Notes, the Private Placement Memorandum dated November 23, 2016.

“Qualified Intermediary”: SCF Exchange LLC.

“Qualified Release Amount”: An amount equal to one hundred fifteen percent (115%) of the Early Refinancing Prepayment.

“Rated Final Payment Date”: With respect to the Series 2016-1 Notes, the Payment Date occurring in November 2046.

“Rating Agencies”: S&P Global, Inc. and Kroll Bond Rating Agency, Inc.

“Reinvestment Yield”: With respect to any Class of Series 2016-1 Notes, the yield on the United States Treasury Securities having the closest maturity (month and year) to the weighted average life of such Class of Notes as of such Payment Date, measured twenty-four (24) months prior to the Anticipated Repayment Date of such Class of Notes (prior to the application of any Voluntary Prepayment or Unscheduled Principal Prepayment with respect thereto, plus 0.50%. If more than one such United States Treasury Security is quoted as maturing on such date, then the yield of the United States Treasury Security quoted closest to par shall be used in the calculation of the Reinvestment Yield.

“Related Series Closing Date”: The date of issuance of any Related Series Notes.

“Related Series Notes”: One or more additional series of Notes issued by the Issuers and any applicable co-issuer pursuant to the Indenture and the applicable Series Supplement, each of which will also be secured by the Collateral Pool on a pro rata basis.

“Requisite Global Majority”: The Noteholders representing more than 66 2/3% of the Aggregate Series Principal Balance; provided, however, if on any date of determination one or more Affiliate Parties is a Noteholder representing in the aggregate 50% or less of (i) the Outstanding Principal Balances of the Series 2016-1 Class A Notes and any class A notes of any Related Series Notes as of such date or (ii) if the Series 2016-1 Class A Notes and any class A notes of any Related Series Notes have been paid in full, the Outstanding Principal Balance of the Series 2016-1 Class B Notes and any class B notes of any Related Series Notes as of such date, the Notes held by such Affiliate Party or Parties will not be included in the calculation of the “Requisite Global Majority” and such Affiliate Party or Parties will have no voting rights in connection therewith on such date; provided further, that if on any date of determination one or more Affiliate Party or Parties own in the aggregate less than 100% of the Aggregate Series Principal Balance of the Notes as of such date, the Notes held by such Affiliate Party or Parties will not be included in the calculation of “Requisite Global Majority” for the purpose of exercising any voting rights with respect to directing, waiving, rescinding, declaring, voting or acting with respect to any Event of Default, acceleration of the Notes, Early Amortization Period, Servicer Replacement Event or the exercise of remedies under the Indenture or any Mortgage.

“Scheduled Class A Principal Balance”: With respect to any Payment Date and the Series 2016-1 Class A Notes, the amount set forth for such date on the Amortization Schedule annexed hereto as Schedule II-A.

“Scheduled Class A Principal Payment”: With respect to each Payment Date and the Series 2016-1 Class A Notes, an amount equal to the sum of (a) any unpaid portion of Scheduled Class A Principal Payment from prior Payment Dates plus (b) the product of (i)(A) the related Scheduled Class A Principal Balance for the prior Payment Date minus (B) the Scheduled Class A Principal Balance for the current Payment Date multiplied by (ii) a fraction (A) the numerator of which is equal to the Outstanding Principal Balance of the Series 2016-1 Class A Notes (without taking into account any payments to be made on such Payment Date) minus the amounts specified in clause (a) of this definition and (B) the denominator of which is the Scheduled Class A Principal Balance for the prior Payment Date.

“Scheduled Class B Principal Balance”: With respect to any Payment Date and the Series 2016-1 Class B Notes, the amount set forth for such date on the Amortization Schedule annexed hereto as Schedule II-B.

“Scheduled Class B Principal Payment”: With respect to each Payment Date and the Series 2016-1 Class B Notes, an amount equal to (i) on any Payment Date prior to the Anticipated Repayment Date, zero dollars ($0) and (ii) on the Anticipated Repayment Date, the Outstanding Principal Balance of the Series 2016-1 Class B Notes.

“Scheduled Series Principal Balance”: The Scheduled Class A Principal Balance or the Scheduled Class B Principal Balance, as the context requires.

“Series 2016-1 Class A Notes”: Any of the $263,500,000 Net-Lease Mortgage Notes, Series 2016-1, Class A, issued pursuant to this Series 2016-1 Supplement and the Indenture, executed by the Issuers and authenticated by the Indenture Trustee or the Authenticating Agent, if any, substantially in the form of Exhibits A-1, A-2 or A-3 attached to the Indenture.

“Series 2016-1 Class A Note Interest”: On any Payment Date for the Series 2016-1 Class A Notes, the interest accrued during the related Accrual Period at the Series 2016-1 Class A Note Rate, applied to the Outstanding Principal Balance of the Series 2016-1 Class A Notes before giving effect to any payments of principal on such Payment Date.

“Series 2016-1 Class A Note Rate”: The Note Rate set forth in Section 2.01 hereof that corresponds to the Series 2016-1 Class A Notes.

“Series 2016-1 Class A Noteholder”: With respect to any Series 2016-1 Class A Note, the Person in whose name such Note is registered on the Note Register.

“Series 2016-1 Class B Notes”: Any of the $17,250,000 Net-Lease Mortgage Notes, Series 2016-1, Class B, issued pursuant to this Series 2016-1 Supplement and the Indenture, executed by the Issuers and authenticated by the Indenture Trustee or the Authenticating Agent, if any, substantially in the form of Exhibits A-1, A-2 or A-3 attached to the Indenture.

“Series 2016-1 Class B Note Interest”: On any Payment Date for the Series 2016-1 Class B Notes, the interest accrued during the related Accrual Period at the Series 2016-1 Class B Note Rate, applied to the Outstanding Principal Balance of the Series 2016-1 Class B Notes before giving effect to any payments of principal on such Payment Date.

“Series 2016-1 Class B Note Rate”: The Note Rate set forth in Section 2.01 hereof that corresponds to the Series 2016-1 Class B Notes.

“Series 2016-1 Class B Noteholder”: With respect to any Series 2016-1 Class B Note, the Person in whose name such Note is registered on the Note Register.

“Series 2016-1 Early Refinancing Period”: As defined in Section 2.04.

“Series 2016-1 Note”: Any of the Series 2016-1 Class A Notes and the Series 2016-1 Class B Notes.

“Series 2016-1 Noteholder”: Any of the Series 2016-1 Class A Noteholders and the Series 2016-1 Class B Noteholders.

“Series Closing Date”: December 7, 2016.

“Series Disposition Period Date”: As defined in Section 2.01(f).

ARTICLE II

CREATION OF THE SERIES 2016-1 NOTES; PAYMENTS ON THE SERIES 2016-1

NOTES

Section 2.01    Designation.

(a)    There is hereby created a Series of Notes consisting of the Series 2016-1 Class A Notes and the Series 2016-1 Class B Notes to be issued by the Issuers pursuant to the Indenture and this Series 2016-1 Supplement to be known as “Net-Lease Mortgage Notes, Series 2016-1.” The Series 2016-1 Notes shall have the following Class designations, Initial Principal Balances, Note Rates and Ratings:

Class Designation	Initial Principal Balance	Note Rate	Ratings (S&P/KBRA)
Series 2016-1 Class A Notes	$263,500,000	4.45%	A / A(sf)
Series 2016-1 Class B Notes	$17,250,000	5.43%	BBB / BBB(sf)

The Note Interest with respect to the Series 2016-1 Notes will be computed on the basis of a 360-day year consisting of twelve 30-day months.

The Series 2016-1 Notes shall not have preference or priority over the Notes of any other Series except to the extent set forth in the Indenture. The Series 2016-1 Notes shall not be subordinate to any other Series.

(b)    The initial Payment Date with respect to the Series 2016-1 Notes shall be the Payment Date occurring in December 2016. The Rated Final Payment Date with respect to the Series 2016-1 Notes shall be in November 2046.

(c)    The initial Collection Period with respect to the Series 2016-1 Notes shall be the period commencing on the Series Closing Date and ending on (and including) the Determination Date in December 2016.

(d)    On the Series Closing Date, the Series 2016-1 Notes shall be issued in the form of Book-Entry Notes. For the avoidance of doubt, the Series 2016-1 Notes may be transferred in accordance with Article II of the Master Indenture, subject to the additional requirements set forth herein.

(e)    Each statement, notice or other document related to the Series 2016-1 Notes required to be provided to any applicable Rating Agency pursuant to Section 5.14 of the Indenture via email shall be sent to the following addresses: servicer_reports@sandp.com and abssurveillance@kbra.com, in each case, with a copy to scfrealtycapitalttqa@17g5.com.

(f)    The “Series Disposition Period Date” with respect to the Series 2016-1 Notes shall be the Payment Date occurring in November 2043.

Section 2.02    Payments on the Series 2016-1 Notes. On each Payment Date, the Indenture Trustee will apply the Series Available Amount with respect to the Series 2016-1 Notes for such Payment Date for the following purposes and in the following order of priority:

(1)    to the Series 2016-1 Class A Noteholders, the Series 2016-1 Class A Note Interest, plus unpaid Series 2016-1 Class A Note Interest from any prior Payment Date, together with interest on any such unpaid Series 2016-1 Class A Note Interest at the Series 2016-1 Class A Note Rate;

(2)    to the Series 2016-1 Class B Noteholders, the Series 2016-1 Class B Note Interest, plus unpaid Series 2016-1 Class B Note Interest from any prior Payment Date, together with interest on any such unpaid Series 2016-1 Class B Note Interest at the Series 2016-1 Class B Note Rate;

(3)    (I) for so long as no Early Amortization Period or Event of Default has occurred and is continuing, to the Series 2016-1 Class A Noteholders, an amount equal to the Scheduled Class A Principal Payment and the Unscheduled Principal Payment allocable to the Series 2016-1 Notes for such Payment Date; or (II) if an Early Amortization Period or Event of Default has occurred and is continuing to the Series 2016-1 Class A Noteholders all remaining Series Available Amounts until the Outstanding Principal Balance of the Series 2016-1 Class A Notes has been reduced to zero;

(4)    (I) for so long as no Early Amortization Period or Event of Default has occurred and is continuing, to the Series 2016-1 Class B Noteholders, an amount equal to the sum of the Scheduled Class B Principal Payment and the Unscheduled Principal Payments allocable to the Series 2016-1 Notes for such Payment Date remaining after distributions to the Series 2016-1 Class A Noteholders pursuant to clause 3(I) immediately above; or (II) if an Early Amortization Period or Event of Default has occurred and is continuing, to the Series 2016-1 Class B Noteholders, all remaining Series Available Amounts until the Outstanding Principal Balance of the Series 2016-1 Class B Notes has been reduced to zero;

(5)    to the Series 2016-1 Class A Noteholders, the Make Whole Amounts allocated to the Series 2016-1 Class A Notes, if any, due on such Payment Date;

(6)    to the Series 2016-1 Class B Noteholders, the Make Whole Amounts allocated to the Series 2016-1 Class B Notes, if any, due on such Payment Date;

(7)    to the Series 2016-1 Class A Noteholders any Post-ARD Additional Interest and Deferred Post-ARD Additional Interest, if any, due on the Series 2016-1 Class A Notes on such Payment Date;

(8)    to the Series 2016-1 Class B Noteholders, any Post-ARD Additional Interest and Deferred Post-ARD Additional Interest, if any, due on the Series 2016-1 Class B Notes on such Payment Date;

(9)    to the Qualified Intermediary, the earned and unpaid Qualified Intermediary Fees; and

(10)    to the Issuers, all remaining Series Available Amounts (such amounts to be released from the lien of the Indenture).

Section 2.03    Voluntary Prepayment.

(a)    The Issuers may, at their option, elect to make a Voluntary Prepayment with respect to each Class of Series 2016-1 Notes in whole or in part on the related Redemption Date in accordance with Section 7.01 of the Master Indenture.

(b)    The Full Redemption Amount in connection with a Voluntary Prepayment of the Series 2016-1 Notes shall be an amount equal to the sum of (i) the then Outstanding Principal Balance of the Series 2016-1 Notes being prepaid, (ii) all accrued and unpaid interest thereon, (iii) all amounts related to the Series 2016-1 Notes that are outstanding to the Indenture Trustee, the Property Manager, the Special Servicer the Back-Up Manager and any other parties to the Transaction Documents and (iv) the required Make Whole Amount, if applicable. The Issuers may prepay a Class of Series 2016-1 Notes in full (without prepaying any Related Series Notes or any other Class of Series 2016-1 Notes) on any Business Day that is on or following the Make Whole Date; provided, that, such Class of Series 2016-1 Notes may only be prepaid in full (without prepaying any other Related Series Notes or other Class of Series 2016-1 Notes) if no other Class of Series 2016-1 Notes or class of Related Series Notes with a higher alphabetical designation and an Anticipated Repayment Date that is the same as or sooner than the Anticipated Repayment Date of the Series 2016-1 Notes is still outstanding.

(c)    The Partial Redemption Amount in connection with a Voluntary Prepayment of the Series 2016-1 Notes shall be as defined in Section 7.01(d) of the Master Indenture.

Section 2.04    Early Refinancings. With respect to the Series 2016-1 Notes and any Payment Date that is greater than thirty-six (36) calendar months after the Series Closing Date, on such Payment Date, the Issuers have the right to prepay an aggregate amount up to 25% of the Series Principal Balance of the Series 2016-1 Notes as of the Series Closing Date (the “Early Refinancing Prepayment”). No Make Whole Amount will be due in relation to any Early Refinancing Prepayment; provided, that (i) the prepayment is made with funds obtained from a Qualified Deleveraging Event, (ii) the Issuers provided no less than thirty (30) days’ notice to the Noteholders (such date, the “Early Refinancing Notice Date”) and (iii) such Early Refinancing Prepayment is used to prepay a portion of the Outstanding Principal Balance of the Notes no later than twelve (12) months following the Early Refinancing Notice Date (the “Series 2016-1 Early Refinancing Period”).

Section 2.05    Unscheduled Principal Payments. A Make Whole Amount will be due to Noteholders of each Class of Notes in connection with the payment of any Unscheduled

Principal Payment actually paid on the related Payment Date, other than any portion thereof consisting of Insurance Proceeds, Condemnation Proceeds, Early Refinancing Prepayments made in connection with the Qualified Deleveraging Event, Post-Closing Acquisition Unused Proceeds, amounts disbursed to the Payment Account from the DSCR Reserve Account and amounts received in respect of a Specially Managed Unit or a repurchase due to a Collateral Defect.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

Section 3.01    Representations and Warranties.

(a)    Reserved.

(b)    Each of the Issuers and the Indenture Trustee hereby represents and warrants to each other as of the date hereof:

(i)    it has full corporate power and authority to execute, deliver and perform under this Series 2016-1 Supplement, and to consummate the transactions set forth herein. The consummation of the transactions contemplated by this Series 2016-1 Supplement is in the ordinary course of its business and will not conflict with, or result in a breach of, any of the terms, conditions or provisions of its organizational documents, or any material agreement or instrument to which it is now a party or by which it is bound, or result in the violation of any law, rule, regulation, order, judgment or decree to which it or its property is subject, except any such violation that would not result in a material adverse effect on the business or financial condition of such party or the enforceability of any of the Transaction Documents. The execution, delivery and performance by it of this Series 2016-1 Supplement, and the consummation by it of the transactions contemplated hereby, have been duly authorized by all necessary corporate action. This Series 2016-1 Supplement has been duly executed and delivered by it and constitutes the valid and legally binding obligation of it enforceable against it in accordance with its terms; and

(ii)    No consent, approval, order or authorization of, or declaration, filing or registration with, any governmental entity is required to be obtained or made by it in connection with the execution, delivery or performance by it of this Series 2016-1 Supplement, or the consummation by it of the transactions contemplated hereby, except such as have already been obtained.

Section 3.02    Conditions Precedent Satisfied. The Issuers hereby represent and warrant to the Indenture Trustee that, as of the date hereof, each of the amendment requirements set forth in the Master Indenture have been satisfied.

Section 3.03    Reserved.

ARTICLE IV

MISCELLANEOUS PROVISIONS

Section 4.01    Ratification of Indenture. The Indenture is in all respects ratified and confirmed and the Indenture, as so supplemented by this Series 2016-1 Supplement shall be read, taken and construed as one and the same instrument.

Section 4.02    Counterparts. This Series 2016-1 Supplement may be executed in two or more counterparts, and by different parties on separate counterparts, each of which shall be an original regardless of whether delivered in physical or electronic form, but all of which shall constitute one and the same instrument.

Section 4.03    Governing Law. THIS SERIES 2016-1 SUPPLEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAW PROVISIONS THEREOF, OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

Section 4.04    Beneficiaries. As supplemented by this Series 2016-1 Supplement, the Indenture shall inure to the benefit of and be binding upon the parties hereto, the Series 2016-1 Noteholders, and their respective successors and permitted assigns. No other Person shall have any right or obligation hereunder.

Section 4.05    Non-Petition. Each Series 2016-1 Noteholder shall be deemed to have agreed, by acceptance of its Series 2016-1 Note, not to file or join in filing any petition in any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings, under any federal or state bankruptcy or similar law in respect of any Issuer for a period of two (2) years and thirty-one (31) days following payment in full of all of the Notes (including the Series 2016-1 Notes) issued or co-issued by the Issuers under the Indenture provided, however, that nothing in this Section 4.05 shall constitute a waiver of any right to indemnification, reimbursement or other payment from the Issuers pursuant to the Indenture. In the event that any such Series 2016-1 Noteholder or the Indenture Trustee takes action in violation of this Section 4.05, the applicable Issuer, shall file or cause to be filed an answer with the bankruptcy court or otherwise properly contesting the filing of such a petition by any such Series 2016-1 Noteholder or the Indenture Trustee against such Issuer or the commencement of such action and raising the defense that such Series 2016-1 Noteholder or the Indenture Trustee has agreed in writing not to take such action and should be estopped and precluded therefrom and such other defenses, if any, as its counsel advises that it may assert. The provisions of this Section 4.05 shall survive the termination of the Indenture, and the resignation or removal of the Indenture Trustee. Nothing contained herein shall preclude participation by any Series 2016-1 Noteholder or the Indenture Trustee in the assertion or defense of its claims in any such proceeding involving any Issuer.

Section 4.06    Non-Recourse. Notwithstanding anything to the contrary herein or otherwise in the Indenture, the Series 2016-1 Notes are nonrecourse obligations solely of the Issuers and shall be payable only from the Collateral Pool. Upon the exhaustion of the Collateral included in the Collateral Pool, any liabilities of the Issuers hereunder shall be extinguished. No recourse shall be had for the payment of any amount owing in respect of any fee hereunder or any other obligation or claim arising out of or based upon the Indenture against any member, employee, officer or director of the Issuers. Fees, expenses, costs or other obligations payable by the Issues hereunder shall be payable by the Issuers only to the extent that funds are then available or thereafter become available for such purpose pursuant to Section 2.11 of the Indenture. In the event that sufficient funds are not available for their payment pursuant to Section 2.11 of the Indenture, the excess unpaid amount of such fees, expenses, costs or other obligations shall in no event constitute a claim (as defined in Section 101 of the Bankruptcy Code) against, or corporate obligation of, the Issuers. Nothing in this Section 4.06 shall be construed to limit the Indenture Trustee, on behalf of the Noteholders, from exercising its rights hereunder and otherwise in accordance with Article IV of the Master Indenture with respect to the Collateral Pool.

Section 4.07    Amendments. This Series 2016-1 Supplement may, from time to time, be further amended, modified or waived in accordance with Article VIII of the Master Indenture.

Section 4.08    Notice to the Rating Agencies. Any communication provided for or permitted hereunder or otherwise pursuant to the Indenture shall be in writing and, unless otherwise expressly provided herein, shall be deemed to have been duly given if delivered by courier or mailed by first class mail, postage prepaid, or if transmitted by facsimile and confirmed in a writing delivered or mailed as aforesaid, to, in the case of (i) S&P, 55 Water Street, 41st Floor, New York, New York, 10004, Attention: Asset-Backed Surveillance Department, facsimile number: (212) 438-2435 (ii) Kroll Bond Rating Agency, Inc., 845 Third Avenue, 4th Floor, New York, New York, 10022, in each case, with an electronic copy to scfrealtycapitalttqa@17g5.com; or, (iii) as to such Person, such other address or facsimile number as may hereafter be furnished by such Person to the parties hereto in writing, with an electronic copy to scfrealtycapitalttqa@17g5.com.

ARTICLE V

AFFILIATE PARTIES

Section 5.01    Affiliate Parties. In the event that any Affiliate Parties, in the aggregate, own less than 100% of the Outstanding Principal Balance of the Series 2016-1 Notes, such Affiliate Party or Affiliate Parties will have no rights with respect to directing, waiving, rescinding, declaring, voting or acting with respect to any Early Amortization Period, Servicer Replacement Event, Event of Default, acceleration of the Notes pursuant to Section 4.02 of the Indenture, or the exercise of remedies under the Indenture or any Mortgage.

For the avoidance of doubt, the Series 2016-1 Notes held by such Affiliate Parties shall be deemed to be Outstanding for all purposes other than as described in the immediately preceding sentence in this Section 5.01.

IN WITNESS WHEREOF, the Issuers and the Indenture Trustee have caused this Series 2016-1 Supplement to be duly executed and delivered by their respective officers thereunto duly authorized and their respective seals, duly attested, to be hereunto affixed, all as of the day and year first above written.

SCF RC FUNDING I LLC, a Delaware limited 1iability company, as Issuer

By:	SCF Realty Capital LLC, as Manager

By:	/s/ Peter M. Mavoides
Name:	Peter M. Mavoides
Title:	President

SCF RC FUNDING II LLC, a Delaware limited 1iability company, as Issuer

By:	SCF Realty Capital LLC, as Manager

By:	/s/ Peter M. Mavoides
Name:	Peter M. Mavoides
Title:	President

[Indenture Supplement - SCF 2016-1]

CITIBANK, N.A., not in its individual capacity but solely as Indenture Trustee

By:	/s/ John Hannon
Name:	John Hannon
Title:	Vice President

[Indenture Supplement - SCF 2016-1]

EXHIBIT A

ADDITIONAL REPRESENTATIONS AND WARRANTIES

NONE.

A-1

SCHEDULE I-A

PROPERTIES / LOCATIONS

Prop ID
4104
4105
4107
4108
4111
4112
4113
4114
4118
4121
6415
6419
6420
6421
6422
6423
6693
6696
6698
6701
6703
6705
6706
6707
6708
6711
6715
6716
6718
6719
6720
6721
6722
6724
6725
6726
10825
16259
4662
4663

I-A-1

Prop ID
4664
4665
4666
4667
4668
4670
4675
4681
4682
4683
4684
4685
4686
4687
4688
4689
4690
4691
4692
4694
4696
4697
4710
4711
4712
4713
4714
4715
4716
4717
4718
4720
4721
4722
4723
4724
4733
4734
4735
4736
4737
4738
4739
4740

I-A-2

Prop ID
4741
4742
4743
4744
4745
4747
4748
4750
4751
4752
4753
4755
4756
4757
4758
4759
4760
4761
4762
4763
4764
4765
4767
4768
4769
4775
4776
4787
4788
4789
4791
4792
4797
4799
3539
3541
3542
3544
3545
3546
3552
3572
3573
3577

I-A-3

Prop ID
3586
3543
3563
3565
3589
7096
7108
4256
4257
4258
4259
4260
4261
4262
4263
4264
4265
4267
4268
4271
113
134
135
252
321
393
397
419
484
533
538
554
575
667
747
844
907
909
1056
1057
1137
1435
1455
1542

I-A-4

Prop ID
1579
1581
1587
1591
1592
2882
3733
3738
3841
3974
4007
4057
4095
4139
4203
4355
4356
4367
4379
4419
4470
4583
4651
4719
4746
4798
5021
5024
5034
5077
5083
5091
5500
5501
5596
6064
6125
6164
6255
6424
6550
6556
6694
6695

I-A-5

Prop ID
7109
55908
56004
56005
56006
56007
56008
56009
56010
56011
56012
56013
56014
56015
56016
56017
56018
56019
56020
56021
56022
56023
56024
56025
56026
56027
56028
56029
1465
4092
4390
4674
6196
56030
56031
56032
56033
56034
56035
56036

I-A-6

SCHEDULE I-B

MORTGAGE LOANS

NONE.

I-B-1

SCHEDULE I-C

REPRESENTATIONS AND WARRANTIES EXCEPTION SCHEDULE

For the following Leasehold Properties, an estoppel agreement is not in existence. If such defect is not cured within 90 days of the Series Closing Date, the related Leasehold Property will be subject to a Collateral Defect.

Property Number/Location

4092 (Mansfield, OH)

4057 (Westminster, MD)

1465 (Salem, NH)

4095 (Clay, NY)

4139 (Vernon, CT)

4390 (Springfield, MA)

4007 (Battleboro, VT)

.

I-C-1

SCHEDULE II-A

SERIES 2016-1 CLASS A NOTES

AMORTIZATION SCHEDULE

Payment Date	Scheduled Class A Principal Balance ($)
Series Closing Date	263,500,000
12/25/2016	263,183,392
1/25/2017	262,865,464
2/25/2017	262,546,212
3/25/2017	262,225,630
4/25/2017	261,903,712
5/25/2017	261,580,452
6/25/2017	261,255,846
7/25/2017	260,929,887
8/25/2017	260,602,570
9/25/2017	260,273,889
10/25/2017	259,943,839
11/25/2017	259,612,413
12/25/2017	259,279,606
1/25/2018	258,945,413
2/25/2018	258,609,827
3/25/2018	258,272,843
4/25/2018	257,934,455
5/25/2018	257,594,657
6/25/2018	257,253,443
7/25/2018	256,910,807
8/25/2018	256,566,744
9/25/2018	256,221,247
10/25/2018	255,874,311
11/25/2018	255,525,929
12/25/2018	255,176,095
1/25/2019	254,824,804
2/25/2019	254,472,049
3/25/2019	254,117,824
4/25/2019	253,762,123
5/25/2019	253,404,940
6/25/2019	253,046,269
7/25/2019	252,686,103
8/25/2019	252,324,437
9/25/2019	251,961,264
10/25/2019	251,596,578
11/25/2019	251,230,372
12/25/2019	250,862,640
1/25/2020	250,493,376

II-A-1

Payment Date	Scheduled Class A Principal Balance ($)
2/25/2020	250,122,573
3/25/2020	249,750,225
4/25/2020	249,376,326
5/25/2020	249,000,869
6/25/2020	248,623,848
7/25/2020	248,245,256
8/25/2020	247,865,086
9/25/2020	247,483,332
10/25/2020	247,099,988
11/25/2020	246,715,046
12/25/2020	246,328,500
1/25/2021	245,940,344
2/25/2021	245,550,570
3/25/2021	245,159,172
4/25/2021	244,766,144
5/25/2021	244,371,478
6/25/2021	243,975,168
7/25/2021	243,577,206
8/25/2021	243,177,586
9/25/2021	242,776,301
10/25/2021	242,373,344
11/25/2021	-

II-A-2

SCHEDULE II-B

SERIES 2016-1 CLASS B NOTES

AMORTIZATION SCHEDULE

Payment Date	Scheduled Class B Principal Balance ($)
Series Closing Date	17,250,000
12/25/2016	17,250,000
1/25/2017	17,250,000
2/25/2017	17,250,000
3/25/2017	17,250,000
4/25/2017	17,250,000
5/25/2017	17,250,000
6/25/2017	17,250,000
7/25/2017	17,250,000
8/25/2017	17,250,000
9/25/2017	17,250,000
10/25/2017	17,250,000
11/25/2017	17,250,000
12/25/2017	17,250,000
1/25/2018	17,250,000
2/25/2018	17,250,000
3/25/2018	17,250,000
4/25/2018	17,250,000
5/25/2018	17,250,000
6/25/2018	17,250,000
7/25/2018	17,250,000
8/25/2018	17,250,000
9/25/2018	17,250,000
10/25/2018	17,250,000
11/25/2018	17,250,000
12/25/2018	17,250,000
1/25/2019	17,250,000
2/25/2019	17,250,000
3/25/2019	17,250,000
4/25/2019	17,250,000
5/25/2019	17,250,000
6/25/2019	17,250,000
7/25/2019	17,250,000
8/25/2019	17,250,000
9/25/2019	17,250,000
10/25/2019	17,250,000
11/25/2019	17,250,000
12/25/2019	17,250,000
1/25/2020	17,250,000

II-B-1

Payment Date	Scheduled Class B Principal Balance ($)
2/25/2020	17,250,000
3/25/2020	17,250,000
4/25/2020	17,250,000
5/25/2020	17,250,000
6/25/2020	17,250,000
7/25/2020	17,250,000
8/25/2020	17,250,000
9/25/2020	17,250,000
10/25/2020	17,250,000
11/25/2020	17,250,000
12/25/2020	17,250,000
1/25/2021	17,250,000
2/25/2021	17,250,000
3/25/2021	17,250,000
4/25/2021	17,250,000
5/25/2021	17,250,000
6/25/2021	17,250,000
7/25/2021	17,250,000
8/25/2021	17,250,000
9/25/2021	17,250,000
10/25/2021	17,250,000
11/25/2021	-

II-B-2